Exhibit 10.1

STEEL CONNECT, INC.

Restricted Stock Agreement
Granted Under 2010 Incentive Award Plan

This AGREEMENT (the “Agreement”) is made as of the 17th day of December, 2019 (the “Grant Date”) between Steel Connect, Inc., a Delaware corporation (the “Company”), and John Whitenack (the “Participant”).

In consideration of the covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Grant of Restricted Shares.

The Company hereby grants to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company’s 2010 Incentive Award Plan, as amended (the “Plan”), 100,000 shares (the “Shares”) of restricted common stock, $0.01 par value, of the Company (“Common Stock”). The Participant agrees that the Shares shall be subject to forfeiture as set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 3 of this Agreement.

2. Vesting.

(a) Except as provided in the Plan or in Section 2(b) (or any other provision of this Agreement), provided Participant remains an Employee (as defined in the Plan) through the applicable vesting date set forth below, the Shares shall vest in their entirety and become nonforfeitable on such vesting date as follows:

Vesting Date	Number of Shares Vested
1st Anniversary of Grant Date	50,000*
2nd Anniversary of Grant Date	50,000*

* Assumes that Participant has not incurred a forfeiture event prior to the vesting date.

(b) There shall be no proportionate or partial vesting of Shares in or during the months, days or periods prior to each vesting date, and all vesting of Shares shall occur only on the applicable vesting date. If Participant incurs a Termination of Service (as defined in the Plan) before the Shares vest in accordance with Section 2(a), the Shares that have not vested prior to such Termination of Service shall no longer vest, and Participant’s interest in the unvested portion of the Shares shall be immediately forfeited (effective as of the date of such termination).

3. Restrictions on Transfer.

The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, that would be Unvested Shares if the Participant were to cease to serve as an Employee (as defined in the Plan) at the time of the transfer. “Unvested Shares” means the total number of Shares that are not vested and that have not been forfeited.

4. Direct Registration System.

(a) Participant understands that the Shares will be in book-entry form and will be held in a book-entry account maintained by the Company’s transfer agent evidencing ownership of the Shares.

(b) Concurrently with the execution of this Agreement, the Participant shall deliver to the Company a duly executed stock assignment relating to the Shares, endorsed in blank, in the form attached to this Agreement as Exhibit A (the “Stock Power”). The Participant acknowledges and agrees that the Stock Power shall be held by the Company and that the Company may use the Stock Power to effectuate the forfeiture of Shares pursuant to this Agreement. The Participant agrees that it shall execute all certificates, instruments, documents or agreements and shall take all other reasonable actions requested by the Company in order to effectuate the forfeiture of Shares pursuant to this Agreement.

(c) Notwithstanding anything herein to the contrary, in the event Unvested Shares are represented by a certificate, such certificate shall have affixed thereto a restrictive legend in substantially the form set forth in Section 5 (in addition to any other legends that may be required under federal or state securities laws), and such certificate shall be deposited with the Company, together with a stock power executed by Participant endorsed in blank.

5. Legend; Restrictive Notation.

The Shares will reflect a restrictive notation or legend, as applicable, in substantially the following form, in addition to any other notations or legends that may be required under federal or state securities laws:

“These shares of stock are subject to restrictions on transfer and a risk of forfeiture as set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his or her predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM AND, IF REQUESTED BY THE COMPANY, DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT AN EXCEPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.”

6. Provisions of the Plan.

(a) This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

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(b) As provided in the Plan, upon the occurrence of a Business Combination (as defined in the Plan), all rights of the Company hereunder shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Shares were converted into or exchanged for pursuant to such Business Combination in the same manner and to the same extent as they applied to the Shares under this Agreement. If, in connection with a Business Combination, a portion of the cash, securities and/or other property received upon the conversion or exchange of the Shares is to be placed into escrow to secure indemnification or similar obligations, the mix between the vested and unvested portion of such cash, securities and/or other property that is placed into escrow shall be the same as the mix between the vested and unvested portion of such cash, securities and/or other property that is not subject to escrow.

7. Taxes; Section 83(b) Election.

The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Participant understands that it may be beneficial in many circumstances to elect to be taxed at the time the Shares are granted rather than when and as the risk of forfeiture lapses by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of grant.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

8. Miscellaneous.

(a) No Rights to Continued Employment. The Participant acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only by continuing to serve as an Employee (as defined in the Plan). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued employment for the vesting period, for any period, or at all.

(b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 of this Agreement.

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(e) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8(e).

(f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(g) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

(h) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

(i) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Steel Connect, Inc.

By:	/s/ Douglas B. Woodworth
Name:	Douglas B. Woodworth
Title:	Chief Financial Officer
Address:	590 Madison Avenue, 32nd Floor New York, NY 10022
Participant

/s/ John Whitenack
Name:	John Whitenack

Address:

[Signature Page to Restricted Stock Agreement]